Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY

     The following is a list of all direct and indirect Subsidiaries of the Company, and the state of organization of each, as of the date hereof:

          Subsidiary                         State of Organization
          ----------                         ---------------------

       GTS Partner, Inc.                          Missouri
       GTS Limited Partner, Inc.                  Missouri
       The Great Train Store Partners, L.P.       Missouri